Exhibit 99.1

Contact: Matthew P. Deines President & CEO (360) 457-0461

Phyllis Nomura Promoted to Chief Financial Officer of First Fed Bank and First Northwest Bancorp

PORT ANGELES, Wash., March 27, 2025 (GLOBE NEWSWIRE) -- First Northwest Bancorp (NASDAQ: FNWB) and its subsidiary First Fed Bank (collectively the “Company”), today announced the promotion of Phyllis Nomura to Executive Vice President and Chief Financial Officer of First Fed. She will also serve as EVP/CFO and as Treasurer for First Northwest. Nomura joined First Fed as Senior Director of Accounting in November 2024.

"We are excited to welcome Phyllis to our executive team. She was hired in 2024 as part of our management succession plan and brings over 30 years of experience in accounting, finance, and audit. Her leadership skills and experience are a meaningful addition to team.” said Matt Deines, President and CEO of FNWB and First Fed.

“I am deeply honored to step into the role of Chief Financial Officer.  In the time I have been a part of this incredible team, I’ve witnessed first-hand our unwavering commitment to our mission to improve the lives of those we serve.  I am thrilled to be working alongside our talented team and to continue building on our strong foundation and creating value for our customers, employees, communities, and shareholders.” said Nomura.

Nomura brings more than 20 years of financial experience in Chief Financial Officer (CFO) positions. Prior to joining First Fed, she served as CFO of the YWCA Seattle King Snohomish, located in Seattle, from May 2023 to November 2024, and CFO of Kosmos Management, in Seattle, from August 2016 to November 2022, and CFO of First Sound Bank, also in Seattle, from June 2013 to January 2016. She held other CFO positions prior to First Sound Bank and served as an Auditor and Senior Audit Manager at Deloitte from January 1994 to September 2001. Nomura holds a Bachelor of Business Administration degree from Grand Valley State University and is a licensed CPA.

Consistent with the management succession plan, Geri Bullard will continue to serve as Chief Operating Officer leading the Bank’s initiatives to enhance profitability, efficiency, and back-office operations.  She is responsible for our core operating system and related systems. Her financial background will be invaluable to the Bank as she focuses on leading departments that are critical to our success.

“Geri is the hardest working person I have ever known. She has handled her responsibilities as CFO with aplomb, managing our Accounting and Finance Team, SEC reporting, budgeting and financial planning. She has significantly enhanced the Accounting and Finance teams, our financial reporting, investment portfolio, expense management, financial analysis, interest rate and liquidity reporting and capital management. Her work with our balance sheet restructure over the past five quarters helped place us in the position to return to profitability in 2025 and beyond. She is a loyal and trusted advisor to me, the Board, and the entire Senior Team.” said Deines.

About the Company

First Northwest Bancorp (Nasdaq: FNWB) is a financial holding company engaged in investment activities including the business of its subsidiary, First Fed Bank. First Fed is a Pacific Northwest-based financial institution which has served its customers and communities since 1923. Currently First Fed has 18  locations in Washington state including 12 full-service branches. First Fed’s business and operating strategy is focused on building sustainable earnings by delivering a full array of financial products and services for individuals, small businesses, non-profit organizations and commercial customers. In 2022, First Northwest made an investment in The Meriwether Group, LLC, a boutique investment banking and accelerator firm. Additionally, First Northwest focuses on strategic partnerships to provide modern financial services such as digital payments and marketplace lending. First Northwest Bancorp was incorporated in 2012 and completed its initial public offering in 2015 under the ticker symbol FNWB. First Fed is headquartered in Port Angeles, Washington.

First Fed Bank was recognized by Puget Sound Business Journal as a Best Workplace in 2023 and top Corporate Philanthropist in 2023 and 2024. By popular vote, First Fed received 2024 awards for Best Bank and Best Lender in Best of the Peninsula for Clallam County.

Forward Looking Statements

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding our mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. Our actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to: increased competitive pressures; changes in the interest rate environment; the credit risks of lending activities; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company’s latest Annual Report on Form 10-K and other filings with the Securities and Exchange Commission ("SEC")-which are available on our website at www.ourfirstfed.com and on the SEC’s website at www.sec.gov.

Note: Transmitted on Globe Newswire on March 27, 2025 at 10:30 a.m. PDT.